EXHIBIT 99.1

P R E S S R E L E A S E
Vornado Announces Second Quarter 2022 Financial Results
New York City | August 1, 2022
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended June 30, 2022 Financial Results
NET INCOME attributable to common shareholders for the quarter ended June 30, 2022 was $50,418,000, or $0.26 per diluted share, compared to $48,045,000, or $0.25 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarter ended June 30, 2022 was $37,403,000, or $0.19 per diluted share, and $26,804,000, or $0.14 per diluted share for the quarter ended June 30, 2021.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended June 30, 2022 was $154,965,000, or $0.80 per diluted share, compared to $153,364,000, or $0.80 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended June 30, 2022 was $160,059,000, or $0.83 per diluted share, and $133,161,000, or $0.69 per diluted share for the quarter ended June 30, 2021.
Six Months Ended June 30, 2022 Financial Results
NET INCOME attributable to common shareholders for the six months ended June 30, 2022 was $76,896,000, or $0.40 per diluted share, compared to $52,128,000, or $0.27 per diluted share, for the six months ended June 30, 2021. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the six months ended June 30, 2022 was $69,209,000, or $0.36 per diluted share, and $39,250,000, or $0.20 per diluted share, for the six months ended June 30, 2021.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the six months ended June 30, 2022 was $309,997,000, or $1.60 per diluted share, compared to $271,771,000, or $1.41 per diluted share, for the six months ended June 30, 2021. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the six months ended June 30, 2022 was $312,496,000, or $1.62 per diluted share, and $257,520,000, or $1.34 per diluted share, for the six months ended June 30, 2021.

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The following table reconciles net income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net income attributable to common shareholders	$50,418	$48,045	$76,896	$52,128
Per diluted share	$0.26	$0.25	$0.40	$0.27

Certain (income) expense items that impact net income attributable to common shareholders:
Net gain on sale of the Center Building (33-00 Northern Boulevard, Long Island City, NY)	$(15,213)	$—	$(15,213)	$—
Refund of New York City transfer taxes related to the April 2019 transfer to Fifth Avenue and Times Square JV	(13,613)	—	(13,613)	—
Hotel Pennsylvania loss	8,931	4,992	17,860	13,982
Deferred tax liability on our investment in Farley Office and Retail (held through a taxable REIT subsidiary)	3,234	—	6,407	—
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium unit(s) and ancillary amenities	(673)	(22,208)	(6,085)	(22,208)
Other	3,760	(5,508)	2,660	(5,574)
	(13,574)	(22,724)	(7,984)	(13,800)
Noncontrolling interests' share of above adjustments	559	1,483	297	922
Total of certain (income) expense items that impact net income attributable to common shareholders	$(13,015)	$(21,241)	$(7,687)	$(12,878)
Per diluted share (non-GAAP)	$(0.07)	$(0.11)	$(0.04)	$(0.07)

Net income attributable to common shareholders, as adjusted (non-GAAP)	$37,403	$26,804	$69,209	$39,250
Per diluted share (non-GAAP)	$0.19	$0.14	$0.36	$0.20
The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$154,965	$153,364	$309,997	$271,771
Per diluted share (non-GAAP)	$0.80	$0.80	$1.60	$1.41

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Deferred tax liability on our investment in Farley Office and Retail (held through a taxable REIT subsidiary)	$3,234	$—	$6,407	$—
After-tax net gain on sale of 220 CPS condominium unit(s) and ancillary amenities	(673)	(22,208)	(6,085)	(22,208)
Other	2,912	953	2,363	7,304
	5,473	(21,255)	2,685	(14,904)
Noncontrolling interests' share of above adjustments	(379)	1,052	(186)	653
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions, net	$5,094	$(20,203)	$2,499	$(14,251)
Per diluted share (non-GAAP)	$0.03	$(0.11)	$0.02	$(0.07)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$160,059	$133,161	$312,496	$257,520
Per diluted share (non-GAAP)	$0.83	$0.69	$1.62	$1.34
____________________________________________________________
(1)    See page 10 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and six months ended June 30, 2022 and 2021.

NYSE: VNO | WWW.VNO.COM	PAGE 2 OF 17

FFO, as Adjusted Bridge - Q2 2022 vs. Q2 2021
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2021 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2022:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2021	$133.2	$0.69

Increase (decrease) in FFO, as adjusted due to:
Rent commencement and other tenant related items	26.0
Variable businesses (primarily signage and trade shows)	8.5
Acquisition of our partner's 45% ownership interest in One Park Avenue on August 5, 2021	3.6
Straight-line impact of PENN 1 2023 estimated ground rent reset	(5.8)
Other, net	(3.3)
	29.0
Noncontrolling interests' share of above items	(2.1)
Net increase	26.9	0.14

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2022	$160.1	$0.83
See page 10 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and six months ended June 30, 2022 and 2021. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided above.

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Dispositions:
220 CPS
During the six months ended June 30, 2022, we closed on the sale of one condominium unit and ancillary amenities at 220 CPS for net proceeds of $16,124,000 resulting in a financial statement net gain of $7,030,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $945,000 of income tax expense was recognized on our consolidated statements of income. From inception to June 30, 2022, we have closed on the sale of 107 units and ancillary amenities for net proceeds of $3,023,020,000 resulting in financial statement net gains of $1,124,285,000.
SoHo Properties
On January 13, 2022, we sold two Manhattan retail properties located at 478-482 Broadway and 155 Spring Street for $84,500,000 and realized net proceeds of $81,399,000. In connection with the sale, we recognized a net gain of $551,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income.
Center Building (33-00 Northern Boulevard)
On June 17, 2022, we sold the Center Building, an eight-story 498,000 square foot office building located at 33‑00 Northern Boulevard in Long Island City, New York, for $172,750,000. We realized net proceeds of $58,946,000 after repayment of the existing $100,000,000 mortgage loan and closing costs. In connection with the sale, we recognized a net gain of $15,213,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. The gain for tax purposes was approximately $74,000,000.
Financings:
100 West 33rd Street
On June 15, 2022, we completed a $480,000,000 refinancing of 100 West 33rd Street, a 1.1 million square foot building comprised of 859,000 square feet of office space and 255,000 square feet of retail space. The interest-only loan bears a rate of SOFR plus 1.65% (3.09% as of June 30, 2022) through March 2024, increasing to SOFR plus 1.85% thereafter. The loan matures in June 2027, with two one-year extension options subject to debt service coverage ratio and loan-to-value tests. The loan replaces the previous $580,000,000 loan that bore interest at LIBOR plus 1.55% and was scheduled to mature in April 2024.
770 Broadway
On June 28, 2022, we completed a $700,000,000 refinancing of 770 Broadway, a 1.2 million square foot Class A Manhattan office building. The interest-only loan bears a rate of SOFR plus 2.25% (3.75% as of June 30, 2022) and matures in July 2024, with three one-year extension options (July 2027 as fully extended). Upon the achievement of certain conditions within the first 18 months of closing, the interest rate will decrease to SOFR plus 1.75% and we will have the option to draw an additional $300,000,000 of proceeds. Concurrently with the refinancing, the interest rate on $350,000,000 of the loan was swapped to a fixed rate of 5.11% and on July 22, 2022, the interest rate on the remaining $350,000,000 was swapped to a fixed rate of 4.85%. The swaps result in a blended fixed interest rate of 4.98% through July 2027. The loan replaces the previous $700,000,000 loan that bore interest at SOFR plus 1.86% and was scheduled to mature in July 2022.
Unsecured Revolving Credit Facility
On June 30, 2022, we amended and extended one of our two revolving credit facilities. The $1.25 billion amended facility bears interest at a rate of SOFR plus 1.15% (2.68% as of June 30, 2022). The term of the facility was extended from March 2024 to December 2027, as fully extended. The facility fee is 25 basis points. Our other $1.25 billion revolving credit facility matures in April 2026, as fully extended, and bears a rate of SOFR plus 1.19% with a facility fee of 25 basis points.
Unsecured Term Loan
On June 30, 2022, we extended our $800,000,000 unsecured term loan from February 2024 to December 2027. The extended loan bears interest at a rate of SOFR plus 1.30% (2.83% as of June 30, 2022). Under an existing swap agreement, $750,000,000 of the $800,000,000 loan has been swapped to a fixed rate of 4.05% through October 2023.

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Leasing Activity For the Three Months Ended June 30, 2022:
•301,000 square feet of New York Office space (231,000 square feet at share) at an initial rent of $85.27 per square foot and a weighted average lease term of 11.5 years. The changes in the GAAP and cash mark-to-market rent on the 109,000 square feet of second generation space were positive 5.1% and positive 1.7%, respectively. Tenant improvements and leasing commissions were $10.40 per square foot per annum, or 12.2% of initial rent.
•8,000 square feet of New York Retail space (all at share) at an initial rent of $626.76 per square foot and a weighted average lease term of 12.7 years. The changes in the GAAP and cash mark-to-market rent on the 6,000 square feet of second generation space were positive 55.0% and positive 51.3%, respectively. Tenant improvements and leasing commissions were $66.28 per square foot per annum, or 10.6% of initial rent.
•59,000 square feet at theMART (all at share) at an initial rent of $56.33 per square foot and a weighted average lease term of 4.7 years. The changes in the GAAP and cash mark-to-market rent on the 50,000 square feet of second generation space were positive 1.0% and negative 2.6%, respectively. Tenant improvements and leasing commissions were $4.23 per square foot per annum, or 7.5% of initial rent.
Leasing Activity For the Six Months Ended June 30, 2022:
•573,000 square feet of New York Office space (467,000 square feet at share) at an initial rent of $83.15 per square foot and a weighted average lease term of 10.2 years. The changes in the GAAP and cash mark-to-market rent on the 261,000 square feet of second generation space were positive 5.9% and positive 4.7%, respectively. Tenant improvements and leasing commissions were $11.41 per square foot per annum, or 13.7% of initial rent.
•28,000 square feet of New York Retail space (all at share) at an initial rent of $303.57 per square foot and a weighted average lease term of 13.7 years. The changes in the GAAP and cash mark-to-market rent on the 6,000 square feet of second generation space were positive 55.0% and positive 51.3%, respectively. Tenant improvements and leasing commissions were $28.05 per square foot per annum, or 9.2% of initial rent.
•208,000 square feet at theMART (all at share) at an initial rent of $51.64 per square foot and a weighted average lease term of 7.2 years. The changes in the GAAP and cash mark-to-market rent on the 183,000 square feet of second generation space were negative 4.8% and negative 3.9%, respectively. Tenant improvements and leasing commissions were $10.58 per square foot per annum, or 20.5% of initial rent.
•56,000 square feet at 555 California (39,000 square feet at share) at an initial rent of $91.49 per square foot and a weighted average lease term of 6.8 years. The changes in the GAAP and cash mark-to-market rent on the 34,000 square feet of second generation space were positive 56.4% and positive 19.8%, respectively. Tenant improvements and leasing commissions were $12.50 per square foot per annum, or 13.7% of initial rent.
Same Store Net Operating Income ("NOI") At Share:
Below is the percentage increase in same store NOI at share and same store NOI at share - cash basis of our New York segment, theMART and 555 California Street.

	Total	New York	theMART	555 California Street
Same store NOI at share % increase (1):
Three months ended June 30, 2022 compared to June 30, 2021	7.1%	7.1%	8.3%	6.1%
Six months ended June 30, 2022 compared to June 30, 2021	5.3%	5.0%	9.2%	4.6%
Three months ended June 30, 2022 compared to March 31, 2022	2.1%	2.2%	0.2%	3.0%

Same store NOI at share - cash basis % increase(1):
Three months ended June 30, 2022 compared to June 30, 2021	8.4%	7.7%	10.5%	14.9%
Six months ended June 30, 2022 compared to June 30, 2021	7.3%	6.6%	12.4%	10.0%
Three months ended June 30, 2022 compared to March 31, 2022	1.7%	1.3%	5.4%	3.0%
____________________
(1)See pages 12 through 17 for same store NOI at share and same store NOI at share - cash basis reconciliations.

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NOI At Share:
The elements of our New York and Other NOI at share for the three and six months ended June 30, 2022 and 2021 and the three months ended March 31, 2022 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2022
	2022	2021		2022	2021
NOI at share:
New York:
Office(1)	$182,042	$164,050	$177,809	$359,851	$330,685
Retail	51,438	39,213	52,105	103,543	75,915
Residential	5,250	4,239	4,774	10,024	8,695
Alexander's	9,362	9,069	8,979	18,341	19,558
Hotel Pennsylvania(2)	—	(5,533)	—	—	(12,677)
Total New York	248,092	211,038	243,667	491,759	422,176
Other:
theMART	19,947	18,412	19,914	39,861	36,519
555 California Street	16,724	16,038	16,235	32,959	32,102
Other investments	4,183	4,079	4,442	8,625	8,878
Total Other	40,854	38,529	40,591	81,445	77,499

NOI at share	$288,946	$249,567	$284,258	$573,204	$499,675
_______________________
See notes below.

NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share - cash basis for the three and six months ended June 30, 2022 and 2021 and the three months ended March 31, 2022 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2022
	2022	2021		2022	2021
NOI at share - cash basis:
New York:
Office(1)	$180,326	$167,322	$177,827	$358,153	$334,418
Retail	47,189	36,214	47,393	94,582	71,090
Residential	4,309	3,751	4,689	8,998	7,762
Alexander's	10,079	9,848	9,783	19,862	21,197
Hotel Pennsylvania(2)	—	(5,556)	—	—	(12,723)
Total New York	241,903	211,579	239,692	481,595	421,744
Other:
theMART	21,541	19,501	20,436	41,977	37,341
555 California Street	16,855	14,952	16,360	33,215	30,807
Other investments	4,372	4,381	4,640	9,012	9,431
Total Other	42,768	38,834	41,436	84,204	77,579

NOI at share - cash basis	$284,671	$250,413	$281,128	$565,799	$499,323
______________________
(1)Includes Building Maintenance Services NOI of $6,468, $6,197, $5,782, $12,250 and $12,547, respectively, for the three months ended June 30, 2022 and 2021 and March 31, 2022 and the six months ended June 30, 2022 and 2021.
(2)    On April 5, 2021, we permanently closed the Hotel Pennsylvania. Beginning in the third quarter of 2021, we commenced capitalization of carrying costs in connection with our development of the future PENN 15 (formerly Hotel Pennsylvania) site.

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PENN District - Active Development/Redevelopment Summary as of June 30, 2022

(Amounts in thousands of dollars, except square feet)
		Property Rentable Sq. Ft.			Cash Amount Expended		Remaining Expenditures		Projected Incremental Cash Yield
Active PENN District Projects	Segment		Budget(1)					Stabilization Year
Farley (95% interest)	New York	845,000	1,120,000	(2)	1,059,403	(2)	60,597	2022	6.4%
PENN 2 - as expanded	New York	1,795,000	750,000		268,409		481,591	2025	9.0%
PENN 1 (including LIRR Concourse Retail)(3)	New York	2,527,000	450,000		337,360		112,640	N/A	12.2%	(3)(4)
Districtwide Improvements	New York	N/A	100,000		37,883		62,117	N/A	N/A
Total Active PENN District Projects			2,420,000		1,703,055		716,945		8.0%
________________________________
(1)    Excluding debt and equity carry.
(2)    Net of 154,000 of historic tax credit investor contributions, of which 88,000 has been funded to date (at our 95% share).
(3)    Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 12.2% projected return is before the ground rent reset in 2023, which may be material.
(4)    Projected to be achieved as pre-redevelopment leases roll; approximate average remaining lease term 3.6 years.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, August 2, 2022 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 866-374-5140 (domestic) or 404-400-0571 (international) and entering the passcode 54130070. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; and estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2021. Currently, one of the most significant factors is the ongoing adverse effect of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows, operating performance and the effect it has had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. The extent of the impact of the COVID-19 pandemic will continue to depend on future developments, including vaccination rates among the population, the efficacy and durability of vaccines against emerging variants, and governmental and tenant responses thereto, which continue to be uncertain but the impact could be material. Moreover, you are cautioned that the COVID-19 pandemic will heighten many of the risks identified in "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2021.

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VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	June 30, 2022	December 31, 2021
ASSETS
Real estate, at cost:
Land	$2,493,688	$2,540,193	$(46,505)
Buildings and improvements	10,054,872	9,839,166	215,706
Development costs and construction in progress	711,250	718,694	(7,444)
Leasehold improvements and equipment	122,151	119,792	2,359
Total	13,381,961	13,217,845	164,116
Less accumulated depreciation and amortization	(3,532,984)	(3,376,347)	(156,637)
Real estate, net	9,848,977	9,841,498	7,479
Right-of-use assets	685,962	337,197	348,765	(1)
Cash, cash equivalents, restricted cash and investments in U.S. Treasury bills:
Cash and cash equivalents	988,398	1,760,225	(771,827)
Restricted cash	127,920	170,126	(42,206)
Investments in U.S. Treasury bills	494,045	—	494,045
Total	1,610,363	1,930,351	(319,988)
Tenant and other receivables	76,769	79,661	(2,892)
Investments in partially owned entities	3,270,229	3,297,389	(27,160)
Real estate fund investments	930	7,730	(6,800)
220 CPS condominium units ready for sale	51,072	57,142	(6,070)
Receivable arising from the straight-lining of rents	687,782	656,318	31,464
Deferred leasing costs, net	378,484	391,693	(13,209)
Identified intangible assets, net	144,597	154,895	(10,298)
Other assets	397,256	512,714	(115,458)
Total assets	$17,152,421	$17,266,588	$(114,167)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$5,834,275	$6,053,343	$(219,068)
Senior unsecured notes, net	1,190,812	1,189,792	1,020
Unsecured term loan, net	792,644	797,812	(5,168)
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	727,641	370,206	357,435	(1)
Accounts payable and accrued expenses	463,333	613,497	(150,164)
Deferred revenue	43,904	48,118	(4,214)
Deferred compensation plan	96,202	110,174	(13,972)
Other liabilities	271,788	304,725	(32,937)
Total liabilities	9,995,599	10,062,667	(67,068)
Redeemable noncontrolling interests	506,009	688,683	(182,674)
Shareholders' equity	6,396,819	6,236,346	160,473
Noncontrolling interests in consolidated subsidiaries	253,994	278,892	(24,898)
Total liabilities, redeemable noncontrolling interests and equity	$17,152,421	$17,266,588	$(114,167)
____________________________________________________________
(1)In January 2022, we exercised a 25-year renewal option on our PENN 1 ground lease extending the term through June 2073. As a result of the exercise, we remeasured the related ground lease liability to include the 25-year extension option and recorded an estimated incremental right-of-use asset and lease liability of approximately $350,000.

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VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$453,494	$378,941	$895,624	$758,918

Net income	$68,903	$76,832	$122,278	$103,825
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	826	(8,784)	(8,548)	(14,898)
Operating Partnership	(3,782)	(3,536)	(5,776)	(3,865)
Net income attributable to Vornado	65,947	64,512	107,954	85,062
Preferred share dividends	(15,529)	(16,467)	(31,058)	(32,934)
Net income attributable to common shareholders	$50,418	$48,045	$76,896	$52,128

Income per common share - basic:
Net income per common share	$0.26	$0.25	$0.40	$0.27
Weighted average shares outstanding	191,750	191,527	191,737	191,473

Income per common share - diluted:
Net income per common share	$0.26	$0.25	$0.40	$0.27
Weighted average shares outstanding	192,039	192,380	192,047	192,207

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$154,965	$153,364	$309,997	$271,771
Per diluted share (non-GAAP)	$0.80	$0.80	$1.60	$1.41

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$160,059	$133,161	$312,496	$257,520
Per diluted share (non-GAAP)	$0.83	$0.69	$1.62	$1.34

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	193,423	192,406	193,297	192,233

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because they exclude the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. The Company also uses FFO attributable to common shareholders plus assumed conversions, as adjusted for certain items that impact the comparability of period to period FFO, as one of several criteria to determine performance-based compensation for members of its senior management. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2022		2021	2022		2021
Net income attributable to common shareholders	$50,418		$48,045	$76,896		$52,128
Per diluted share	$0.26		$0.25	$0.40		$0.27

FFO adjustments:
Depreciation and amortization of real property	$106,620		$82,396	$212,582		$170,115
Net gain on sale of real estate	(27,803)		—	(28,354)		—
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	33,681		34,846	65,820		69,704
Net gain on sale of real estate	(175)		(3,052)	(175)		(3,052)
Increase in fair value of marketable securities	—		(1,216)	—		(1,405)
	112,323		112,974	249,873		235,362
Noncontrolling interests' share of above adjustments	(7,781)		(7,666)	(17,287)		(15,741)
FFO adjustments, net	$104,542		$105,308	$232,586		$219,621

FFO attributable to common shareholders	$154,960		$153,353	309,482		271,749
Impact of assumed conversion of dilutive convertible securities	5		11	515		22
FFO attributable to common shareholders plus assumed conversions	$154,965		$153,364	$309,997		$271,771
Per diluted share	$0.80		$0.80	$1.60		$1.41

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	191,750		191,527	191,737		191,473
Effect of dilutive securities:
Convertible securities	1,412	(1)	26	1,271	(1)	26
Share-based payment awards	261		853	289		734
Denominator for FFO per diluted share	193,423		192,406	193,297		192,233
______________________
(1)On January 1, 2022, we adopted Accounting Standards Update 2020-06, which requires us to include our Series D-13 cumulative redeemable preferred units and Series G-1 through G-4 convertible preferred units in our dilutive earnings per share calculations, if the effect is dilutive.

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net income to NOI at share and NOI at share - cash basis for the three and six months ended June 30, 2022 and 2021 and the three months ended March 31, 2022.

	For the Three Months Ended			For the Six Months Ended June 30,
(Amounts in thousands)	June 30,		March 31, 2022
	2022	2021		2022	2021
Net income	$68,903	$76,832	$53,375	$122,278	$103,825
Depreciation and amortization expense	118,662	89,777	117,443	236,105	185,131
General and administrative expense	31,902	30,602	41,216	73,118	74,788
Transaction related costs and other	2,960	106	1,005	3,965	949
Income from partially owned entities	(25,720)	(31,426)	(33,714)	(59,434)	(60,499)
Loss (income) from real estate fund investments	142	(5,342)	(5,674)	(5,532)	(5,173)
Interest and other investment income, net	(3,036)	(1,539)	(1,018)	(4,054)	(3,061)
Interest and debt expense	62,640	51,894	52,109	114,749	101,958
Net gains on disposition of wholly owned and partially owned assets	(28,832)	(25,724)	(6,552)	(35,384)	(25,724)
Income tax expense	3,564	2,841	7,411	10,975	4,825
NOI from partially owned entities	74,060	77,235	78,692	152,752	155,991
NOI attributable to noncontrolling interests in consolidated subsidiaries	(16,299)	(15,689)	(20,035)	(36,334)	(33,335)
NOI at share	288,946	249,567	284,258	573,204	499,675
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	(4,275)	846	(3,130)	(7,405)	(352)
NOI at share - cash basis	$284,671	$250,413	$281,128	$565,799	$499,323

NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended June 30, 2022 compared to June 30, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the three months ended June 30, 2022	$288,946	$248,092	$19,947	$16,724	$4,183
Less NOI at share from:
Change in ownership interest in One Park Avenue	(5,308)	(5,308)	—	—	—
Dispositions	(1,628)	(1,628)	—	—	—
Development properties	(21,667)	(21,667)	—	—	—
Other non-same store income, net	(5,476)	(1,293)	—	—	(4,183)
Same store NOI at share for the three months ended June 30, 2022	$254,867	$218,196	$19,947	$16,724	$—

NOI at share for the three months ended June 30, 2021	$249,567	$211,038	$18,412	$16,038	$4,079
Less NOI at share from:
Dispositions	(2,038)	(2,038)	—	—	—
Development properties	(9,066)	(8,789)	—	(277)	—
Hotel Pennsylvania	5,533	5,533	—	—	—
Other non-same store income, net	(6,102)	(2,023)	—	—	(4,079)
Same store NOI at share for the three months ended June 30, 2021	$237,894	$203,721	$18,412	$15,761	$—

Increase in same store NOI at share	$16,973	$14,475	$1,535	$963	$—

% increase in same store NOI at share	7.1%	7.1%	8.3%	6.1%	0.0%

Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended June 30, 2022 compared to June 30, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2022	$284,671	$241,903	$21,541	$16,855	$4,372
Less NOI at share - cash basis from:
Change in ownership interest in One Park Avenue	(3,830)	(3,830)	—	—	—
Dispositions	(1,715)	(1,715)	—	—	—
Development properties	(14,657)	(14,657)	—	—	—
Other non-same store income, net	(5,971)	(1,599)	—	—	(4,372)
Same store NOI at share - cash basis for the three months ended June 30, 2022	$258,498	$220,102	$21,541	$16,855	$—

NOI at share - cash basis for the three months ended June 30, 2021	$250,413	$211,579	$19,501	$14,952	$4,381
Less NOI at share - cash basis from:
Dispositions	(2,200)	(2,200)	—	—	—
Development properties	(8,785)	(8,508)	—	(277)	—
Hotel Pennsylvania	5,556	5,556	—	—	—
Other non-same store income, net	(6,516)	(2,135)	—	—	(4,381)
Same store NOI at share - cash basis for the three months ended June 30, 2021	$238,468	$204,292	$19,501	$14,675	$—

Increase in same store NOI at share - cash basis	$20,030	$15,810	$2,040	$2,180	$—

% increase in same store NOI at share - cash basis	8.4%	7.7%	10.5%	14.9%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the six months ended June 30, 2022 compared to June 30, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the six months ended June 30, 2022	$573,204	$491,759	$39,861	$32,959	$8,625
Less NOI at share from:
Change in ownership interest in One Park Avenue	(11,263)	(11,263)	—	—	—
Dispositions	(3,435)	(3,435)	—	—	—
Development properties	(42,527)	(42,527)	—	—	—
Other non-same store income, net	(11,761)	(3,136)	—	—	(8,625)
Same store NOI at share for the six months ended June 30, 2022	$504,218	$431,398	$39,861	$32,959	$—

NOI at share for the six months ended June 30, 2021	$499,675	$422,176	$36,519	$32,102	$8,878
Less NOI at share from:
Dispositions	(3,912)	(3,912)	—	—	—
Development properties	(16,906)	(16,304)	—	(602)	—
Hotel Pennsylvania (permanently closed on April 5, 2021)	12,677	12,677	—	—	—
Other non-same store income, net	(12,795)	(3,917)	—	—	(8,878)
Same store NOI at share for the six months ended June 30, 2021	$478,739	$410,720	$36,519	$31,500	$—

Increase in same store NOI at share	$25,479	$20,678	$3,342	$1,459	$—

% increase in same store NOI at share	5.3%	5.0%	9.2%	4.6%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the six months ended June 30, 2022 compared to June 30, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the six months ended June 30, 2022	$565,799	$481,595	$41,977	$33,215	$9,012
Less NOI at share - cash basis from:
Change in ownership interest in One Park Avenue	(8,609)	(8,609)	—	—	—
Dispositions	(3,645)	(3,645)	—	—	—
Development properties	(28,586)	(28,586)	—	—	—
Other non-same store income, net	(12,902)	(3,890)	—	—	(9,012)
Same store NOI at share - cash basis for the six months ended June 30, 2022	$512,057	$436,865	$41,977	$33,215	$—

NOI at share - cash basis for the six months ended June 30, 2021	$499,323	$421,744	$37,341	$30,807	$9,431
Less NOI at share - cash basis from:
Dispositions	(3,360)	(3,360)	—	—	—
Development properties	(17,579)	(16,977)	—	(602)	—
Hotel Pennsylvania (permanently closed on April 5, 2021)	12,723	12,723	—	—	—
Other non-same store income, net	(13,682)	(4,251)	—	—	(9,431)
Same store NOI at share - cash basis for the six months ended June 30, 2021	$477,425	$409,879	$37,341	$30,205	$—

Increase in same store NOI at share - cash basis	$34,632	$26,986	$4,636	$3,010	$—

% increase in same store NOI at share - cash basis	7.3%	6.6%	12.4%	10.0%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended June 30, 2022 compared to March 31, 2022.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the three months ended June 30, 2022	$288,946	$248,092	$19,947	$16,724	$4,183
Less NOI at share from:
Dispositions	(1,628)	(1,628)	—	—	—
Development properties	(21,667)	(21,667)	—	—	—
Other non-same store income, net	(5,060)	(877)	—	—	(4,183)
Same store NOI at share for the three months ended June 30, 2022	$260,591	$223,920	$19,947	$16,724	$—

NOI at share for the three months ended March 31, 2022	$284,258	$243,667	$19,914	$16,235	$4,442
Less NOI at share from:
Dispositions	(1,807)	(1,807)	—	—	—
Development properties	(20,860)	(20,860)	—	—	—
Other non-same store income, net	(6,351)	(1,909)	—	—	(4,442)
Same store NOI at share for the three months ended March 31, 2022	$255,240	$219,091	$19,914	$16,235	$—

Increase in same store NOI at share	$5,351	$4,829	$33	$489	$—

% increase in same store NOI at share	2.1%	2.2%	0.2%	3.0%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended June 30, 2022 compared to March 31, 2022.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2022	$284,671	$241,903	$21,541	$16,855	$4,372
Less NOI at share - cash basis from:
Dispositions	(1,715)	(1,715)	—	—	—
Development properties	(14,657)	(14,657)	—	—	—
Other non-same store income, net	(5,543)	(1,171)	—	—	(4,372)
Same store NOI at share - cash basis for the three months ended June 30, 2022	$262,756	$224,360	$21,541	$16,855	$—

NOI at share - cash basis for the three months ended March 31, 2022	$281,128	$239,692	$20,436	$16,360	$4,640
Less NOI at share - cash basis from:
Dispositions	(1,929)	(1,929)	—	—	—
Development properties	(13,929)	(13,929)	—	—	—
Other non-same store income, net	(6,991)	(2,351)	—	—	(4,640)
Same store NOI at share - cash basis for the three months ended March 31, 2022	$258,279	$221,483	$20,436	$16,360	$—

Increase in same store NOI at share - cash basis	$4,477	$2,877	$1,105	$495	$—

% increase in same store NOI at share - cash basis	1.7%	1.3%	5.4%	3.0%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 17 OF 17